Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our report dated December 16, 2024, with respect to our audit of Vertical Data Inc.’s (the “Company”) financial statements as of September 30, 2024 and for the period May 3, 2024 (date of formation) to September 30, 2024, in the Company’s Amendment No. 2 to the Form S-1.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

BCRG Group

Irvine, California

May 1, 2025